
<ARTICLE> 5
<MULTIPLIER> 1

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                       3,104,365
<SECURITIES>                                96,363,044
<RECEIVABLES>                                7,338,248
<ALLOWANCES>                                         0
<INVENTORY>                                 19,678,097
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                       8,360,029
<DEPRECIATION>                               2,650,694
<TOTAL-ASSETS>                             296,596,596
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                    429,620,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                         53
<COMMON>                                       476,487
<OTHER-SE>                               (228,483,947)
<TOTAL-LIABILITY-AND-EQUITY>               296,596,596
<SALES>                                              0
<TOTAL-REVENUES>                           (7,190,799)
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            29,660,011
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                          14,181,530
<INCOME-PRETAX>                           (51,032,340)
<INCOME-TAX>                                   150,059
<INCOME-CONTINUING>                       (51,182,399)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                              (55,769,529)<F2>
<EPS-PRIMARY>                                   (1.17)
<EPS-DILUTED>                                   (1.17)

<F1>The company makes use of an unclassified balance sheet due to the nature of its business.  Current assets and Current Liabilities are therefore reflected as zero in accordance with the instructions of Appendix E to the EDGAR Filer
Manual.
<F2>Net income represents net earnings applicable to common stock.

